Exhibit 10 (o)



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                             OPERATING AGREEMENT OF

                              BAYSHORE LANDING, LLC
                       a Florida limited liability company

         This Operating Agreement (this "Agreement") is made, as of August 19, 2004 by and between The Christoph Family Trust f/b/o Robert W. Christoph, Jr. under the trust agreement dated March 19, 1997 ("Robert Jr.'s Trust") and The Christoph Family Trust f/b/o Hunter Christoph under the trust agreement dated
March 19, 1997 ("Hunter's Trust," and, together with Robert Jr.'s Trust, collectively, the "Trusts") and HMG Bayshore, LLC, a Florida limited liability company ("HMG") (the Trusts and HMG are, hereafter, collectively, the "Members"), pursuant to the provisions of the Florida Limited Liability Company Act, on the following terms and conditions.

                                    ARTICLE 1
                          THE LIMITED LIABILITY COMPANY

         1.1 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

                  (a) "Act" means the Florida Limited Liability Company Act, as set forth in ss. 608.401 to 608.514, Florida Statutes (1997), as amended from time to time (or any corresponding provisions of succeeding law).

                  (b) "Asset Purchase Agreement" means that certain Purchase and Sale Agreement for Certain Assets, dated May 24, 2004, originally between the Company and HMG Bayshore, LLC, as "Buyer," and Bayshore Restaurant Management Corp. Monty's in the Grove, Inc. and Hocus-Pocus, Inc., as "Seller," as amended.

                  (c) "Capital Contributions" means, with respect to any Member, the amount of money or value of property (other than money) contributed to the Company with respect to the Membership Interest held by such Member pursuant to the terms of this Agreement.

                  (d) "Code" means the Internal Revenue Code of 1 986, as amended from time to time (or any corresponding provisions of succeeding law).

                  (e) "Company" means the limited liability company governed by this Agreement, and the limited liability company continuing the business of the Company in the event of dissolution as herein provided.


                  (f) "Managers" shall mean, collectively, the HMG Managers and the Trust Managers, and, individually, each of the HMG Managers and each of the Trust Managers.

                  (g) "Net Cash from Operations" means the gross cash proceeds from Company operations less the portion thereof used to pay or establish reserves for all Company expenses, including the reimbursement to Managers of any out-of-pocket expenses incurred on


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behalf of the Company,  pursuant to Section 5.2 hereof,  debt payments,  capital
improvements,   replacements,  and  contingencies,  all  as  determined  by  the
Managers. "Net Cash from Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

                  (g) "Membership Interest" means, with respect to any Member, the Membership Interest set forth opposite such Member's name on Exhibit "A" attached hereto. In the event any Membership Interest is transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Membership Interest of its transferor to the extent it relates to the transferred interest.

                  (h) "Net Cash from Sales or Refinancing" means the net cash proceeds from all sales, other dispositions, and refinancing of Property, less any portion thereof used to establish reserves, and any reimbursement to Managers for out-of-pocket expenses incurred on behalf of the Company, pursuant to Section 5.2 hereof, all as determined by the Managers. "Net Cash from Sales or Refinancing" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with the sale or other disposition of the Property.

                  (i) "Property" means all real and personal property acquired by the Company, and shall include both tangible and intangible property. Property shall include, without limitation, the "Leased Premises," the "Trademarks and Other Rights," the "Project," the "Acquired Assets" and the other properties and interests which are the subject of purchase under the Asset Purchase Agreement.


                  (j) "HMG Managers" shall mean Larry Rothstein and Maurice Wiener, or such other individuals as may be appointed from time to time by HMG. However, pursuant to Article 5, there shall be only a single vote accorded to the HMG Managers.

                  (k) "Transfer" or "Transferred" means, as a noun, any voluntary or involuntary transfer, assignment, conveyance, sale, pledge, encumbrance, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, assign, convey, sell, pledge, encumber, hypothecate, or otherwise dispose of

                  (1) "Trust Managers" shall mean Robert W. Christoph and Robert
W. Christoph, Jr., or such other individuals as may be appointed from time to time by the Trusts. However, pursuant to Article 5, there shall be only a single vote accorded to the Trust Managers.

         1.2 Organization. The Company is hereby organized as a Florida limited liability company effective as of the date hereof pursuant to, in accordance with, and for purposes of, the provisions of the Act.

         1.3 Company Name. The name of the Company shall be "Bayshore Landing, LLC" and all business of the Company shall be conducted in and its properties held in such name unless otherwise agreed upon by the Managers.


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         1.4 Place of Business.  The principal  place of business of the Company shall be located at 300 Alton Road, Suite 303, Miami Beach, Florida 33139, or at such other place within or without the State of Florida as may be determined by the Managers.

         1.5 Purpose. The purpose of the Company is to acquire, renovate, develop, lease and operate the restaurant and other interests acquired pursuant to the Asset Purchase Agreement. In furtherance thereof, the Company may: (i) obtain financing for the acquisition and/or development of the Property and/or improvements; (ii) negotiate contracts for construction and development of the Property and improvements, and for the provision of utility and other services to, or benefiting, the Property and/or improvements; (iii) negotiate leases and subleases for the Property; and (iv) do such other acts as the Managers may deem appropriate in connection with all or any of the purposes of the Company.

         1.6 Purposes Limited. The Company shall be organized only for the purpose specified in Section 1 .5 hereof. Except as otherwise provided in this Agreement, the Company shall not engage in any other activity or business and no Member shall have any authority to hold such Member out as a general agent of another Member in any other business or activity.

         1.7 No Payments of Individual Obligations. The Members shall use the Company's credit and assets solely for the benefit of the Company. No asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

         1.8 Statutory Compliance. The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Florida. The Managers shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. The Managers shall execute and file in the appropriate records any documents and instruments as may be necessary or appropriate with respect to the information of, and conduct of business by, the Company.

         1.9 Title to Property. All assets owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right, and each Member's interest in the Company shall be personal property for all purposes.

         1.10 Term. The term of the Company shall commence on the date hereof and shall continue until the winding up and liquidation of the Company and its business is completed following a "Liquidating Event," as provided in Article 8 hereof.

                                    ARTICLE 2
                              CAPITAL CONTRIBUTIONS

         2. 1 Members; Initial Capital Contributions.

                  (a) The names, addresses, initial Capital Contributions, and Membership Interests of the Members are set forth on Exhibit "A" hereto.




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                  (b)The  initial  Capital   Contributions   shall  include  any
deposits made, and any sums paid, by the Members under the Asset Purchase Agreement as well as cash paid concurrently with the execution of this Agreement. In exchange for the initial capital contributions, the Members shall receive the percentage set forth opposite their names in Exhibit "A."

                2.2      Additional Capital Contributions from Members.

                  (a) Except as required by any Budget (defined below), no Member shall be required to make any contribution to the capital of the Company other than the Member's initial Capital Contribution.


                  (b) In the event any construction budget, daily operating budget, capital improvement budget, leasing commission and tenant improvement budget or any other budget that is approved by the Managers (collectively, the "Budgets") requires that additional funds be loaned or contributed to the Company (the "Shortfall"), and the Managers determine that loans are not available from third parties, then the Members shall be requested to make additional Capital Contributions to fund such Shortfall, pro-rata, in proportion to the Membership Interest owned by each Member. In the event a Member fails to make such additional Capital Contribution, the other Members may recalculate the Membership Interests so that each Member's Membership Interest shall be that percentage which such Member's aggregate Capital Contributions (including any additional Capital Contributions actually made) bears to the aggregate of Capital Contributions actually made by all Members (including any additional Capital Contributions). Notwithstanding the foregoing sentence or the provisions of Section 3.2 below, where a Member (the "Non-Contributing Member") fails to make an additional Capital Contribution as required for the Shortfall, the other Member (the "Contributing Member") may, at its option and in lieu of making the Non-Contributing Member's additional Capital Contribution for the Shortfall and effecting an adjustment of the Membership Interests in the Company: (i) deem the Contributing Member's additional Capital Contribution a loan to the Company at an interest rate selected by the Contributing Member; and (ii) make an additional loan to the Company on behalf of the Non-Contributing Member in an amount equal to the Non-Contributing Member's additional Capital Contribution for the Shortfall, at the same rate of interest as in subsection (i) and be deemed granted, without further action or documentation, a first priority lien and security interest in the Non-Contributing Member's Membership Interest; and
(iii) both of the loans and interest thereon shall be repaid to the Contributing Member pursuant to Sections 3.2(a)(i) and 3.2(b)(i) below prior to distribution of any Net Cash from Operations, or Net Cash from Sales or Refinancings, or repayment of any Member Loan amounts (including principal or interest), to the Non-Contributing Member. A Member will be deemed to fail to meet a request to fund a Shortfall when such Member sends a written notice to the Company of its reftisal to make the requested additional Capital Contribution, or when such Member fails to make the requested payment within fifteen (1 5) days after the written notice of the requested additional Capital Contribution is given to such Member in the manner specified in Section 10.1 of this Agreement.

                  (c) Notwithstanding anything to the contrary contained herein, prior to making a call for additional Capital Contributions pursuant to Section 2.2(b), above, the


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Managers may request that all of the Members loan to the Company  their pro rata share of the funds necessary to cover the Shortfall. The Members may agree to such request by written notice delivered to the Managers and the other Members (the "Lending Notice"). The aforementioned loans ("Member Loans") shall be on such terms and conditions as are set forth in the Lending Notice which is approved by the Managers (in the sole and absolute discretion of the Managers); provided, however, all Members may, at their election, participate in the Member Loans on the terms and conditions set forth in the Lending Notice, as approved by the Managers pursuant to this Subsection 2.2(c). The participation by each of the Members shall be a percentage based on each participating Member's respective Membership Interest.

         2.3 General.

                  (a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of such Member's Capital Contributions or withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

                  (b) No Member shall receive any interest, salary, or drawing with respect to such Member's Capital Contributions or for services rendered on behalf of the Company or otherwise in the capacity as Member, except as otherwise provided in this Agreement.

                  (c) Except as otherwise provided in this Article 2 and Article 6 hereof, S relating to Transfers of Membership Interests, no additional Member shall be admitted to theCompany as a Member without the unanimous vote of the Managers, which vote may be denied in the sole and absolute discretion of either the HMG Managers or the Trust Managers, as the case may be.

                  (d) No Member shall incur any expense on behalf of the Company unless and until the Managers approve such expense.

                                    ARTICLE 3
                          ALLOCATIONS AND DISTRIBUTIONS

         3. 1 Allocations. All income, gain, losses, expenses and cash, including but not limited to, Net Cash from Operations, Net Cash from Sales or Refinancing and liquidation proceeds, shall be allocated and distributed among the Members in proportion to their Membership Interests.

         3.2 Priority of Distributions.

                  (a) All distributions of Net Cash From Operations shall be made quarterly or at such other intervals as determined from time to time by the Managers, in the following order and priority:


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                    (i)  First, to Members in repayment of any Member Loans, and interest thereon, to the Company (and if more than one loan exists, repayment to each Member shall be in proportion that such Member's Member Loan bears to all Member Loans which are then outstanding); and

                    (ii) Thereafter,  to all  Members  pro rata,  based on their respective Membership Interests.

                  (b) All distributions Net Cash from Sales or Refinancing shall be made in the following order and priority:

                    (i) First, to Members in repayment of any Member Loans, and interest thereon, to the Company (and if more than one loan exists, repayment to each Member shall be in proportion that such Member's Member Loan bears to all Member Loans which are then outstanding); and

                    (ii) Thereafter,  to all  Members  pro rata,  based on their respective Membership Interests.


         No distributions may be made unless assets of the Company, after giving effect to the distribution, exceed liabilities of the Company (other than liabilities of the Company to the Members for their Capital Contributions and liabilities wherein recourse by creditors is limited to specific property of the Company).

                                    ARTICLE 4
                             ACCOUNTING AND RECORDS

         4.1 Books and Records. The Company shall maintain at its principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied or in such other manner as the Managers shall agree. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. The expenses chargeable to the Company shall include only those which are reasonable and necessary for the ordinary and efficient operation of the Company's business and the performance of the obligations of the Company under any agreements relating to the business of the Company. Each Member shall, at such Member's sole expense, have the right, at any time without notice to any other Member, to examine, copy, and audit the Company's books and records during normal business hours for any purpose reasonably related to the Member's Membership Interest.

         4.2 Reports. The Managers shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.


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         4.3 Tax Returns.  The Managers  shall cause the Company's  accountants, selected by the Managers, to prepare all income and other tax returns of the Company and shall cause the same to be filed in a timely manner.

         4.4 Tax Matters Member. Robert Jr.'s Trust shall be designated to receive all notices from the Internal Revenue Service ("IRS") which pertain to the tax affairs of the Company and shall promptly provide copies of all such notices and other correspondence to or from the LRS to the other Members and to the Managers. Robert Jr.'s Trust shall be deemed to be the "Tax Matters" Member pursuant to the Internal Revenue Code. Robert Jr.'s Trust shall not bind the Company with respect to any tax matters without the prior written consent of the Managers.

         4.5 Fiscal Year. The fiscal year of the Company shall be the calendar year, unless otherwise provided by the Managers. As used in this Agreement, a fiscal year shall include any partial fiscal year at the beginning and end of the Company term.

         4.6 Bank Accounts. No monies of the Company shall be commingled with the funds of any Member and the Members shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of the Company. The bank accounts of the Company shall be maintained in such banking institutions as are approved by the Managers and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Managers may determine.

                                    ARTICLE 5
                                   MANAGEMENT

         5 .1 Management by Managers. Notwithstanding anything to the contrary contained in this Agreement, with respect to all matters where this Agreement requires the agreement, approval, consent or determination of the Managers, the HMG Managers, collectively, shall have one vote, and the Trust Managers, collectively, shall have one vote; provided that either of the HMG Managers may act alone on behalf of (and bind) the HMG Managers and either of the Trust Managers may act alone on behalf of (and bind) the Trust Managers. Furthermore, all approvals, consents, determinations, actions and decisions of the Company shall require the joint approval of the Trust Managers on the one hand (evidenced by their one vote), and the HMG Managers on the other hand (evidenced by their one vote). Each Manager shall participate in and lend the experience of such Manager to the Company for all purposes, including (without limitation):
(i) negotiating and entering into contracts with respect to the Property; (ii) negotiating and entering into leases and subleases for the Property; or (iii) doing such other acts as may be appropriate or necessary to further the purposes of the Company, all without additional compensation being paid to the Manager performing such services.

         5.2 No Remuneration to Managers: None of the Managers shall be paid a salary or other compensation for fulfilling their duties as managers of the Company; however, each of the Managers shall be entitled to be reimbursed for reasonable, actual out-of-pocket costs and expenses (excluding rent, utilities or other overhead office expenses) incurred in the conduct of his duties which expenses are reasonably approved by the Managers.


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         5.3 Insurance.  The Managers shall procure and maintain, or cause to be procured and maintained, insurance sufficient to enable the Company to comply with applicable laws, this Agreement, and requirements and as determined desirable by the Managers.

                                    ARTICLE 6
            TRANSFERS OF INTERESTS; NO PARTITION; BREACH OF MEMBERS'
                                   OBLIGATIONS

           6. 1 Restrictions on Transfers.

                  (a) Except as provided in this Article 6 below, no Member shall Transfer all or any portion of: (i) such Member's Membership Interest or any rights therein; and/or (ii) except as provided in Section 6.2 below, permit the Transfer of any portion of the legal or beneficial ownership of such Member (the legal or beneficial owner of a Member is, hereafter, a "Beneficial Owner") which would result in a Transfer of more than fifty percent (50%) of the legal or beneficial ownership of such Member as same exists on the date hereof, without the consent of the Managers. Notwithstanding the foregoing, either Trust may transfer all or any portion of its Membership Interest to the other Trust at any time without the consent of the Managers.

                  (b)As of the date hereof the Beneficial Owner of Robert Jr.'s Trust is Robert w. Christoph Jr. (100%).

                  (c) As of the date hereof the Beneficial Owner of Hunter's Trust is Hunter Christoph (100%).

                  (d) As of the date hereof the Beneficial Owner of HMG is its sole member, HMG/Courtland Properties, Inc.

                  (e) Any Transfer or attempted Transfer by any Member in violation of this Article shall be null and void and of no effect. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members.

         6.2 Transfer of Beneficial Interests in a Member to Family Members. Notwithstanding the provisions of Section 6. 1 above, a Beneficial Owner may Transfer its legal or beneficial ownership in a Member to: (i) a Beneficial Owner's immediate family (defined, for purposes of this Agreement, as a spouse and/or children); or (ii) a trust for the benefit of such Beneficial Owner's immediate family and the provisions of Section 6. 1 shall not apply to such Transfer provided that:

                    (a) such Beneficial Owner shall, at all times, retain at least fifty-one percent (5 1 %) of the Beneficial Owner's interest in the Member, individually;


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                  (b) such Beneficial  Owner shall,  at all times,  individually retain all voting rights and other rights to participate in the management and control of the Member with respect to the legal or beneficial ownership interest to be Transferred; S

                  (c) such Beneficial Owner's legal or beneficial ownership interests shall remain subject to all provisions of this Agreement;

                  (d) the transferee of the Beneficial Owner's legal or beneficial ownership interest shall execute an acknowledgment of the provisions of this Section 6.2, in form and substance reasonably satisfactory to counsel for the Company; and

                  (e) no Beneficial Owner may transfer a legal or beneficial ownership interest pursuant to this Section 6.2 to more than one transferee.

         6.3 Waiver of Partition. No Member shall, either directly or indirectly, take any action to require partition or appraisement of the Company or of any of its assets or properties, or cause the sale of any Company property, and notwithstanding any provisions of applicable law to the contrary, each Member (and its legal representatives, successors, or assigns) hereby irrevocably waives any and all rights to maintain any action for partition or to compel any sale with respect to the Member's Membership Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.

         6.4 Consequences of Violation of Covenant. Notwithstanding anything to the contrary in the Act, if a Member or a Beneficial Owner (a "Breaching Member"): (i) is in breach of the Member's (or Beneficial Owner's) obligations or duties hereunder and fails to cure such breach (except as to any unpermitted Transfer, for which no cure period will be provided) within fifteen (1 5) days after receipt of written notice thereof from a non-Breaching Member, which notice shall specify the nature of the breach; or (ii) makes or attempts to make a prohibited Transfer or cause a partition of the Company or its assets, the Company shall, at the option of the non-Breaching Manager(s), either be dissolved and its assets liquidated in accordance with Article 8 below, or continue at the option of the non-Breaching Member(s).

         6.5 Right of First Refusal. Notwithstanding the restrictions set forth in Section 6.1, and in addition to the other limitations and restrictions set forth in this Agreement, a Member may Transfer all, but not less than all, of such Member's Membership Interests (the "Offered Interests") in the Company if such Member (the "Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 6.5. For purposes of this Section 6.5, the Trusts shall be required to act at all times as one Member as to the Transfer of their Membership Interests; and in the event either Trust is the Seller under this
Section 6.5, the Offered Interests shall include the Membership Interests of both Trusts, and in the event HMG is the Seller, both Trusts shall collectively be deemed the Offeree (defined below).

                  (a) No Transfer may be made under this Section 6.5 unless the Seller has received a bona fide written offer (the "Purchase Offer") from an individual or entity (the "Purchaser") to purchase the Offered Interests for a purchase price denominated and payable in United States dollars at closing or according to specified terms, with or without interest. The


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Purchase  Offer  shall  be in  writing  signed  by the  Purchaser  and  shall be irrevocable for a period ending no sooner than the day following the end of the "Offer Period" as hereinafter defined.

                  (b) Prior to making any Transfer that is subject to the terms of this Section 6.5, the Seller shall give to the Company, each Manger and each other Member of the Company, written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Interests to the other Member (the "Offered") for a price equal to the price set forth in the Purchase Offer (the "Offer Price"), payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer.

                  (c) The Firm Offer shall be irrevocable for a period ending at 11 :59 P.M., local time at the Company's principal place of business, on the fifteenth (15th) day following the date of the Firm Offer (the "Offer Period").

                  (d) The Offeree may accept the Firm Offer as to all, but not less than all, of the Offered Interests by giving written notice of such acceptance to the Seller and the Managers. S Jf the Offeree does not accept the Firm Offer as to all of the Offered Interests during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

                  (e) In the event the Firm Offer is accepted, the closing of the sale of the Offered Interests shall take place within thirty (30) days after the Firm Offer is accepted.

                  (f) If the Firm Offer is not accepted in the manner hereinabove provided, the Seller may sell the Offered Interests to the Purchaser at any time within sixty (60) days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with all other terms, conditions and restrictions of this Agreement that are applicable to the sale of Membership Interests and are not expressly made inapplicable to sales occurring under this Section 6.5. In the event the Offered Interests are not sold in accordance with the terms of the preceding sentence, the Offered Interests shall again become subject to all of the conditions and restrictions of this Section 6.5.

         6.6 Buy-Sell Agreement. Notwithstanding anything to the contrary contained in this Agreement, each Member hereby grants to each of the other Members the right and option (the "Option") to purchase such Member's entire Membership Interest in the Company on the terms and conditions set forth in this
Section 6.6. For purposes of this Section 6.6, the Trusts shall be required to act at all times as one Member as to the Transfer of their Membership Interests; and in the event either Trust is the Exercising Member (defined below), the Membership Interests of both Trusts shall be deemed offered for sale to HMG and both Trusts shall collectively be deemed the Exercising Member (defined below), and in the event HMG is the Exercising Member, both Trusts shall collectively be deemed the Other Member (defined below).

                  (a) A Member (the "Exercising Member") may, at its option, elect to initiate the purchase the Membership Interests of the other Member (the "Other Member"), on the terms and conditions described in this Section 6.6 at any time.

                  (b) The Exercising Member shall exercise the Option by delivering written notice of such exercise (the "Exercise Notice") to the Other Member. The Exercise Notice shall set forth with particularity the following information (i) the date, time and location within Miami-Dade County, Florida, on which the Exercising Member is prepared to close such acquisition of the Other Member's Membership Interests, which date shall be not less than sixty
(60) nor more than ninety (90) days following the date of the Exercise Notice, and (ii) the name of the appraiser selected by the Exercising Member to determine the fair market value of the Company.

                  (c) The Other Member receiving an Exercise Notice shall, within fifteen (15) days following receipt of the Exercise Notice, select a second appraiser to determine the fair market value of the Company. Each appraiser shall have thirty (30) days to determine the fair market value of the Company and submit such results to all Members. In the event the appraisals differ by no more than ten percent (10%) of the value of the lowest appraisal, then the "Fair Market Value of the Company" shall be deemed to be the average of the two appraisals. In the event the two appraisals differ by more than ten percent (1 0%) of the value of the lowest appraisal, then the two appraisers shall jointly select a third appraiser whose appraisal shall be final and binding on the parties as the "Fair Market Value of the Company." Such third appraiser shall be selected within ten (1 0) days of the date on which the second of the first two appraisals is submitted to all Members, and such third appraisal shall be submitted to all Members within thirty (30) days of the date on which the third appraiser is selected by the first two appraisers. Any dispute between the parties with respect to the appraisal process or selection of the appraisers shall be resolved through arbitration in accordance with the then-current Commercial Rules of the American Arbitration Association, to the extent that such rules do not conflict with the terms of this Agreement.

                  (d) Within fifteen ( I 5) days of the date on which the Fair Market Value of the Company is finally determined and communicated to all Members, the Other Member shall elect by delivery of written notice of such election (the "Election Notice") to the Exercising Member, to either: (i) sell such Other Member's Membership Interest to the Exercising Member at a price equal to the amount that would be received by the Other Member as a liquidating distribution under Section 8.2(c) if all of the assets of the Company were sold for the Fair Market Value of the Company, and otherwise in accordance with the provisions of this Section 6.6; or (ii) purchase the Membership Interest of the Exercising Member at a price equal to the amount that would be received by the Exercising Member as a liquidating distribution under Section 8.2(c) if all of the assets of the Company were sold for the Fair Market Value of the Company, and otherwise in accordance with the provisions of this Section 6.6. Failure of the Other Member to deliver the Election Notice in a timely fashion shall be deemed to be the Other Member's irrevocable election to sell the Other Member's Membership Interest to the Exercising Member in accordance with (i) above.

                  (e) In the event of a sale by the Other Member to the Exercising Member, a closing shall be held at the time and location specified in the Exercise Notice and the following shall occur: (i) the Exercising Member shall cause cash or federal funds in an amount equal to the sum of: (a) the purchase price of the Membership Interests of the Other Member, calculated pursuant to Section 6.6(d) above; and (b) all principal and interest (if any) due the Other Member on account of any Member Loans to the Company made by such Other Member pursuant to this Agreement, to be delivered to such Other Member; (ii) the Exercising Member shall also deliver to the Other Member evidence reasonably satisfactory to the Other Member that the Other Member has been relieved of any and all personal liability for Company borrowings and other obligations, or that such borrowings and other obligations have been or will be satisfied at closing; and
(iii) the Other Member shall deliver to the Exercising Member documents of assignment and conveyance of the Other Member's Membership Interest reasonably acceptable S to the Exercising Member, conveying the Other Member's Membership Interests to the Exercising Member or nominee free and clear of all liens, encumbrances and restrictions except as set forth in this Agreement.

                  (g) In the event of a sale by the Exercising Member to the Other Member, a closing shall be held at the time and location specified in the Exercise Notice and the following shall occur: (i) the Other Member shall cause cash or federal funds in an amount equal to the sum of: (a) the purchase price for the Membership Interest of the Exercising Member being purchased, calculated pursuant to Section 6.6(d) above; and (b) all principal and interest (if any) due the Exercising Member on account of any Member Loans to the Company made by the Exercising Member pursuant to this Agreement, to be delivered to the Exercising Member; (ii) the Other Member shall deliver to the Exercising Member evidence reasonably satisfactory to the Exercising Member that the Exercising Member has been relieved of any and all liability for Company borrowings and other obligations, or that such borrowings and other obligations have been or will be satisfied at closing; and (iii) the Exercising Member shall deliver to the Other Member documents of assignment reasonably acceptable to the Other Member conveying the Membership Interests to the Other Member or nominee free and clear of all liens, encumbrances and restrictions except as set forth in this Agreement.

         6.7 Compliance with Law. Subject to compliance with the other provisions of Article 6, no Transfer of Membership Interest, whether voluntary, involuntary or by operation of law, shall be valid unless the Company, prior to such Transfer, receives the following:

                  (a) An opinion of counsel or other evidence reasonably satisfactory to the Company and its counsel that such Transfer does not violate any material agreement of the Company or any applicable law, rule, ordinance or regulation.

                  (b) An agreement by the transferee assuming any outstanding obligations with respect to the Membership Interest transferred, and agreeing to be bound by the terms of this Agreement, in form and substance acceptable to the Company and its counsel. S


                                    ARTICLE 7
                      ELECTIONS, APPROVALS, AND AMENDMENTS

         7. 1 Elections and Approvals. Any election or any matter that is subject to approval by the Managers shall require the joint election or approval of the HMG Managers (as to one vote) on the one hand and the Trust Managers (as to one vote) on the other hand.

         7.2 Amendments. This Agreement may be amended from time to time only by the S written agreement of all of the Members.

                                    ARTICLE 8
                           DISSOLUTION AND WINDING UP

         8.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                  (a) Seventy-Five (75) years after the date of filing of the Articles of Organization of the Company; or

                  (b) The vote at any time, by unanimous written consent of all Members to dissolve, wind up, and liquidate the Company; or

                  (c) The occurrence of any event that terminates the continued membership of a Member, other than the permitted sale of such Member's Membership Interest pursuant to the terms hereof unless, and notwithstanding the occurrence of any of the Liquidating Events, the business of the Company is continued by the consent of all remaining Members or unless extended by an amendment of the Articles of Organization providing for the continued existence of the Company subsequent to a Liquidating Event. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

         8.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Company's business and affairs. The Managers shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company's liabilities and Property, and the Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (to the extent sufficient therefore) shall be applied and distributed in the following order:

                  (a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Members, in the order of priority provided by law;

                  (b) Second, to the payment and discharge of all of the Company's debts and liabilities to Members other than in respect of their Membership Interests; and

                  (c) The balance, if any, to the Members in proportion to their ownership of Membership Interests in accordance with Article 3 above.

         8.3 Articles of Dissolution. Promptly after the occurrence of any of the events listed in Section 8.2 above which effects the dissolution of the Company, and all debts, obligations and liabilities have been paid or discharged or adequate provision therefore has been made, and all remaining property and assets have been distributed among its Members in accordance with their respective Membership Interests, the Managers of the Company shall execute and deliver Articles of Dissolution to the Florida Department of State.

         8.4 Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of the Member's Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of the Member's Capital Contributions, distributions, or allocations unless otherwise provided in this Agreement.

         8.5 Obligations of Members. Notwithstanding the occurrence of a Liquidating Event, as between the Members, each shall remain responsible for payment of its share (as determined in accordance with this Agreement) of any obligations previously committed to or incurred by the Company with respect to Company activities to the extent that Company funds then on hand are insufficient to satisfy such obligations; provided, however, that nothing contained in this provision is intended to require any Member to be obligated to fund monies related to the acquisition of the title to, or entry into a lease respecting any property, even though same may be under contract to the Company as of the date of the Liquidating Event.

                                    ARTICLE 9
                         LOAN AGREEMENT; INDEMNIFICATION

         9. 1 Loans to Company. In the event the Company shall obtain one or more loans (each is, hereafter, a "Loan") approved by the Managers for the conduct of its business and a Member is required to personally guarantee all or any portion of such Loan, each of the Members shall be deemed to have agreed to provide the indemnification set forth in Section 9.2 below with respect to such guaranty. However, no Beneficial Owner of a Member shall be deemed to provide the indemnification described in this Article 9 unless the Beneficial Owner has executed a specific indemnification for same.

         9.2 Indemnification for Guaranty. Should the Company, for any reason whatsoever, fail to pay and perform its obligations under a Loan as and when due, each of the Members, shall, on a pro rata basis, based on its then existing respective Membership Interest, defend, indemnify and hold the other Members harmless from and against any and all claims, demands, actions, causes of action, damages, costs, expenses, liabilities and judgments whatsoever arising out of or as a result of such failure (including, without limitation, attorneys' fees at trial and appellate levels and in any bankruptcy proceedings).
Notwithstanding anything to the contrary, in no event shall the percentage of any Member's share of the obligation set forth in this Section 9.2 exceed such Member's Membership Interest. S

         9.3 Liability of Managers and Members. Each Member's obligations under Section shall in no way be compromised, affected, impaired, discharged, extinguished or reduced by any of the following: (i) the release, compromise, settlement with, discharge or indulgence of any party from or under a Loan, whether such action occurs before or subsequent to any judgment; (ii) the modification or alteration, in any manner or respect, of the terms, provisions, conditions or contents of a Loan, or any agreement concerning any of the foregoing; (iii) any extension of time for payment of sums due in connection with a Loan; (iv) the failure, waiver or inability of a lender to exercise any right or remedy against a Member; (v) the Company or any Member's bankruptcy or insolvency or the discharge of any obligations hereunder or under a Loan; or (vi) any other act or omission of any of the Members with respect to any matter whatsoever.

         9.4 Fees and Costs to Enforce Indemnification. Each Member agrees that, in the event a Member initiates action of any kind to collect payment hereunder or to cause any Member to perform any required act or duty hereunder or under a Loan, whether or not suit is brought, each of the Members (subject to the limitations set forth in this Article 9) will pay its pro rata share (based on its respective Membership Interest, as such may be modified hereunder), and reimburse the Member initiating such action with respect to such share, of all attorneys' fees, costs and expenses incurred in connection therewith, including, without limitation, costs of collection, settlement, investigation, prosecution of suit or appeal of judgment thereof.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10. 1 Notices. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, delivered by certified or registered mail, return receipt requested, or by courier or overnight delivery to the appropriate address set forth in Exhibit A hereto, or to such other address of which such Member shall have given written notice to the other Members as provided in this Section 10.1, and shall be deemed to have been given on the third (3rd) business day after mailed via certified or registered mail, return receipt requested, or on the business day of the actual delivery if via courier or overnight delivery.

         1 0.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives and successors and permitted transferees, and assigns. S

         1 0.3 Governing Law. This Agreement and the rights of the Members hereunder shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles.

         1 0.4 Headings. Headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         10.5 Member Loans. As set forth in Section 2.2(c), any Member may, with the approval of the Managers, lend or advance money to the Company on such terms as are mutually agreeable to the Managers and the lending Member. If any Member shall make any Member Loans to the Company or advance money on its behalf, the amount of such loan or advance shall not be treated as a contribution to the capita! of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member shall be repayable only out of the Company's Property. None of the Members shall be obligated to make any Member Loans.

         10.4 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         10.5 Waiver. Any waiver by any party hereto of any of its or his rights or remedies under this Agreement or of any breach or violation of or default under this Agreement must be in writing and signed by the party to be charged thereunder and shall not constitute a waiver of any of its or his rights or remedies or of any other or future breach, violation or default hereunder.

         10.6 No Third Party Beneficiary. Nothing contained in this Agreement is intended to benefit any third parties not specifically herein enumerated, and no person, firm, corporation, Company of other entity is entitled to any benefits as a third party beneficiary hereunder on account of any obligation of the Members to make capital or other contributions or loans hereunder or to make payments of any nature or to perform any other obligation or for any purpose as required hereunder; it being expressly understood that the benefits, duties and obligations of any of the parties hereto are solely and exclusively the rights and obligations of said parties between each other and are not intended to benefit any third parties unless expressly S stated herein.

         10.7 Fees and Costs. In the event that a dispute arises hereunder between any of the parties and/or a party seeks to enforce the terms and provisions of and rights under this Agreement or any right or remedy available to it, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it, in connection therewith including, without limitation, reasonable attorneys' and paralegals' fees and costs incurred before and at any arbitration, trial or proceeding and at all appellate and tribunal levels and whether or not arbitration, suit or any other proceeding is instituted, as well as all other relief granted or awarded in any arbitration, suit or other proceeding.

         10.8 Further Assurances. Each of the parties hereto covenants and agrees with the others that each of them shall upon the reasonable request of a Member do, execute and/or deliver and/or cause to be made, done, executed and/or delivered all such further and lawful acts, deeds, things, devices, agreements, instruments, amendments and assurances whatsoever for the better or more perfect and absolute performance of the terms, conditions and provisions of this Agreement

         10.9 No Partnership or Joint Venture. In no event shall this Agreement be held or construed to imply the existence of a partnership among the Members with regard to any matters, trades, businesses or enterprises outside the scope of this limited liability company or a general partnership or joint venture with regard to any such matters, trades, businesses or enterprises, and none of the Members shall have any power or authority under this Agreement to act as the partner, agent or representative of any other Member with regard to any matters beyond the scope of this limited liability company.

                IN WITNESS WHEREOF, the Members have entered into this Agreement as of the day first set forth above.


                                               The Christoph  Family Trust f/b/o
                                               Robert W.  Christoph,  Jr.  under
                                               the trust  agreement  dated March
                                               19, 1997


                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, Sr.,Trustee


                                               ---------------------------------
                                               CARTER N. McDOWELL, Trustee


                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, JR., Trustee


                                               The Christoph  Family Trust f/b/o
                                               Hunter  Christoph under the trust
                                               agreement  dated  March 19, 1997


                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, Sr.,Trustee

                                               /s/ Carter N. McDowell
                                               ---------------------------------
                                               CARTER N. McDOWELL, Trustee






                                               HMG  Bayshore,   LLC,  a  Florida
                                               limited liability company



                                               By:
                                               ---------------------------------
                                               Name:
                                               ---------------------------------
                                               Title:
                                               ---------------------------------

         IN WITNESS WHEREOF, the Members have entered into this Agreement as of the day first set forth above.


                                               The Christoph  Family Trust f/b/o
                                               Robert W.  Christoph,  Jr.  under
                                               the trust  agreement  dated March
                                               19, 1997

                                               /s/ Robert Christoph, Sr.
                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, SR., Trustee


                                               /s/ Carter N. McDowell
                                               ---------------------------------
                                               CARTER N. McDOWELL, Trustee


                                               /s/ Robert Christoph, Jr.
                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, JR., Trustee


                                               The Christoph  Family Trust f/b/o
                                               Hunter  Christoph under the trust
                                               agreement dated March 19, 1997


                                               /s/ Robert Christoph, Sr.
                                               ---------------------------------
                                               ROBERT W. CHRISTOPH, SR., Trustee


                                               /s/ Carter N. McDowell
                                               ---------------------------------
                                               CARTER N. McDOWELL, Trustee




                                               HMG  Bayshore,   LLC,  a  Florida
                                               limited liability company




                                               By:
                                               ---------------------------------
                                               Name:
                                               ---------------------------------
                                               Title:
                                               ---------------------------------

                                   EXHIBIT "A"
                       DESCRIPTION OF MEMBERSHIP INTERESTS



 Names and                       Initial Capital
 Addresses                   Contributions Pursuant                Membership
of Members                       to Article 2.1                     Interest




The Christoph Family Trust
f/b/o Robert W. Christoph, Jr.       $                              25.00%
under Trust Agreement dated           ---------------
March 19, 1997

-------------------------------
-------------------------------






The Christoph Family Trust
f/b/o Hunter Christoph               $                              25.00%
under Trust Agreement dated           ---------------
March 19, 1997


-------------------------------
-------------------------------





HMG Bayshore, LLC                    $                              50.00%
1870 South Bayshore Drive             ---------------
Miami, FL 33133


Total:                               $                             100.00%
                                      ---------------